UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 7, 2021

ACASTI PHARMA INC.
(Exact Name of Registrant as Specified in Charter)

QUEBEC, CANADA	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3009, boul. de la Concorde East Suite 102 Laval, Québec Canada H7E 2B5
(Address of Principal Executive Offices) (Zip Code)

450-686-4555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	NASDAQ Stock Market

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2021, Acasti Pharma Inc., a corporation incorporated under the laws of Québec (“Acasti”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Grace Therapeutics Inc., a Delaware corporation (“Grace”), and Acasti Pharma U.S., Inc., a Delaware corporation and direct wholly-owned subsidiary of Acasti (“MergerCo”), providing for the acquisition of Grace by Acasti. Subject to the terms and conditions of the Merger Agreement, MergerCo will be merged with and into Grace (the “Merger”), with Grace surviving the Merger as a direct wholly-owned subsidiary of Acasti. The Merger Agreement, the Merger and the other transactions contemplated thereby have been unanimously approved by the board of directors of Acasti (the “Acasti Board”) and the board of directors of Grace (the “Grace Board”).

Merger Agreement

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Grace’s common stock outstanding immediately prior to the Effective Time will be converted into the right to receive a number of shares of Acasti’s common shares, no par value per share (“Acasti common shares”) equal to the exchange ratio set forth in the Merger Agreement (the “Exchange Ratio”) such that, immediately following the Effective Time, existing Acasti shareholders are expected to own approximately 55% and existing Grace stockholders are expected to own approximately 45% of the outstanding capital stock of the combined company (“Post-Closing Acasti”) on a fully-diluted basis. The Exchange Ratio is subject to upward adjustment in favor of Acasti shareholders based on each company’s capitalization and net cash balance at the time of closing the Merger, as specified in the Merger Agreement.

Pursuant to the Merger Agreement, each outstanding share of Grace’s restricted stock outstanding immediately prior to the Effective Time will become fully vested and be converted into the right to receive the number of Acasti common shares at the Effective Time determined in accordance with the Merger Agreement.

Acasti and Grace have each agreed to customary representations, warranties and covenants in the Merger Agreement, among them, both Acasti and Grace have agreed to conduct their respective businesses in the ordinary course prior to the closing of the Merger, subject to certain restrictions.

The Merger Agreement provides that, following the completion of the Merger, the board of directors of Post-Closing Acasti (the “Post-Closing Board”) will be increased to seven members consisting of four individuals designated by Acasti and three Grace designees. Jan D’Alvise, Acasti’s current Chief Executive Officer, will serve as Chief Executive Officer of Post-Closing Acasti.

Completion of the Merger is subject to customary closing conditions, including, among other things, (i) the approval of the shareholders of Acasti and stockholders of Grace, (ii) the effectiveness of a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission and no stop order suspending such effectiveness, (iii) the approval of the listing on the Nasdaq Capital Market of the Acasti common shares to be issued in connection with the Merger, (iv) no material adverse effect having occurred with respect to Acasti or Grace, (v) the continued accuracy of the representations and warranties and the compliance with covenants set forth in the Merger Agreement, (vi) the conversion of all of Grace’s convertible promissory notes into a number of shares of Grace’s common stock required pursuant to the terms thereof and the cancellation of such convertible notes, (vii) the settlement of specified liabilities of Grace, (viii) the entry into an agreement for the transfer of intellectual property to Grace from one of its affiliates and (ix) the forgiveness or repayment of Grace’s loan under the Small Business Administration’s Paycheck Protection Program Term Note.

No Shop

Effective at the signing of the Merger Agreement, Acasti and Grace have agreed not to initiate, solicit, facilitate, continue discussion of or knowingly encourage a proposal or inquiry that constitutes or would reasonably be expected to lead to a proposal with regard to an alternative transaction to acquire 30% or more of their respective assets or capital stock (an “Acquisition Proposal”). However, if prior to obtaining the approval of the Acasti shareholders or Grace stockholders, as applicable, Acasti or Grace receives a bona fide, unsolicited, written Acquisition Proposal that the Acasti Board or the Grace Board, as applicable, determines to be, or could reasonably be expected to lead to a “superior proposal”, and the Acasti Board or the Grace Board, as applicable, reasonably determines that failure to take the following actions would reasonably be expected to constitute a breach of their respective fiduciary duties, then the party that received the Acquisition Proposal may provide to the person who made the Acquisition Proposal non-public information and engage in discussions and negotiations, under an acceptable confidentiality agreement. Within 24 hours, the party that received the Acquisition Proposal is required to notify the other party to the Merger Agreement regarding any Acquisition Proposal and provide the identity of the party submitting the proposal and a copy of the proposal or a summary of the material terms of the proposal, and must keep the other party to the Merger Agreement promptly and fully informed of the status of the Acquisition Proposal. Upon notice of the foregoing, Acasti or Grace, as applicable, have five business days to elect to “match” the Acquisition Proposal and amend the terms of the Merger Agreement.

If, prior to obtaining the approval of Acasti’s shareholders or Grace’s stockholders, as applicable, a superior proposal is received or certain intervening events occur, the Acasti Board or the Grace Board, as applicable, may change its recommendation with respect to the Merger Agreement if it reasonably determines that failure to do so would reasonably be expected to constitute a breach of its fiduciary duties.

Termination

The Merger Agreement contains certain termination rights for both Acasti and Grace, including, among other things, by mutual consent of the parties or by Grace or Acasti, as applicable, in the event that (i) the Merger is not consummated by November 8, 2021, subject to an extension in certain circumstances, (ii) by either of Acasti or Grace if the requisite shareholder or stockholder approvals are not received or (iii) there is in effect a law or order of a governmental authority restraining, enjoining or otherwise prohibiting the Merger. Additionally, each of Acasti and Grace may terminate the Merger Agreement in order to enter into an alternative transaction that is considered a superior proposal, following a prescribed process described above under “No Shop”. The Merger Agreement further provides for payment of a $1 million termination fee by Acasti or Grace, as applicable, upon termination of the Merger Agreement under specified circumstances, including, among other things, termination of the Merger Agreement by that party following a change in recommendation of the Acasti Board or the Grace Board, as applicable.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Voting and Lock-Up Agreement

On May 7, 2021, certain stockholders of Grace (the “Specified Grace Stockholders”) have entered into voting and lock-up agreements with Acasti (the “Grace Voting and Lock-Up Agreements”) concurrently with the execution of the Merger Agreement, providing that the Specified Grace Stockholders, among other things, upon the terms and subject to the conditions set forth therein:

(i)	will vote their shares of Grace common stock in favor of the Merger and the other transactions contemplated in the Merger Agreement;

(ii)	will not sell or otherwise transfer their shares of Grace common stock prior to (1) consummation of the Merger, (2) the termination of the Merger Agreement pursuant to its terms or (3) the Acasti Board or the Grace Board, as applicable, changing their recommendation to the shareholders of Acasti or the stockholders of Grace, as applicable, with certain exceptions specified in the Grace Voting and Lock-Up Agreements;

(iii)	will not sell or otherwise transfer the Acasti common shares they receive in connection with the Merger during the period from the Effective Time and ending on the first anniversary of the Effective Time, with certain exceptions specified in the Grace Voting and Lock-Up Agreements; and

(iv)	will vote the Acasti common shares they receive in connection with the Merger in support of Acasti’s designees during the period from the Effective Time and ending on the earlier of (i) the last required date actual date of mailing of the final proxy statement/circular for the 2023 annual general meeting of Acasti shareholders, (ii) the actual mailing date of such final proxy statement/circular or (iii) August 31, 2023, subject to Grace’s designees being nominated to the Post-Closing Board .

As of May 6, 2021, the Specified Grace Stockholders held approximately 98% of the issued and outstanding shares of Grace.

A copy of the form of Grace Voting and Lock-Up Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing descriptions of the Grace Voting and Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the agreement.

Additional Information

This communication does not constitute an offer to buy or solicitation of any offer to sell securities or a solicitation of any vote or approval. It does not constitute a prospectus and no offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to the proposed business combination between an affiliate of Acasti and Grace. In connection with the proposed transaction, Acasti will file with the SEC a registration statement on Form S-4 that will include the proxy statement/circular of Acasti and the prospectus relating to Acasti common shares to be issued in connection with the proposed transaction. Once finalized, Acasti will mail the proxy statement/circular to its shareholders in connection with the transaction. This communication is not a substitute for the registration statement, proxy statement/circular, prospectus or other documents that Acasti may file with the SEC in connection with the proposed transaction.

INVESTORS OF ACASTI AND GRACE ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/CIRCULAR, PROSPECTUS AND OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACASTI, GRACE AND THE PROPOSED TRANSACTION.

Acasti shareholders will be able to obtain the registration statement, proxy statement/circular and prospectus, as well as other filings containing information about Acasti, Grace and the proposed transaction, free of charge, at the website maintained by the SEC at www.sec.gov and on the SEDAR website maintained by the Canadian Securities Administrators (“CSA”) at www.sedar.com. Acasti shareholders may also obtain these documents, free of charge, from Acasti’s website (www.acastipharma.com) under “Investor Relations” or by directing a request to Acasti’s Secretary at 3009 boul. de la Concorde East, Suite 102 Laval, Québec, Canada H7E 2B5, telephone: (450) 686-4555.

Participants in the Solicitation

The respective directors and executive officers of Acasti and Grace and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Acasti’s directors and executive officers is available or incorporated by reference in its definitive proxy statement for Acasti’s 2020 annual meeting of shareholders filed with the SEC on September 9, 2020. That document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the registration statement, proxy statement/circular and other relevant materials to be filed with the SEC and the CSA.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”). Forward-looking statements contained in this document may include, without limitation, statements regarding the expected timetable for completing the proposed transaction and benefits of the proposed transaction; future product development plans and projected timelines for the initiation and completion of preclinical and clinical trials; the potential for the results of ongoing preclinical or clinical trials and the efficacy of drug candidates; the potential market opportunities and value of drug candidates; other statements regarding future product development and regulatory strategies, including with respect to specific indications; the tax treatment of the proposed transaction; costs and other anticipated financial impacts of the proposed transaction; the combined company’s plans, objectives, future opportunities, future financial performance and operating results; sufficiency of capital resources to fund operating requirements; and any other statements regarding Acasti’s and Grace’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance.

Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including failure to obtain the required votes or approvals of Acasti’s and/or Grace’s shareholders; the timing to consummate the proposed transaction; conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise may not occur; the risk that as a result of adjustments to the exchange ratio, Grace stockholders could own less of the combined company than is currently anticipated; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Acasti and Grace; the effects of the business combination of Acasti and Grace following the consummation of the proposed transaction, including the combined company’s future financial condition, results of operations, strategy and plans; the combined company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development activities; the combined company’s ability to continue to successfully progress research and development efforts and to create effective, commercially-viable products; the success of the combined company’s product candidates in completing pre-clinical or clinical testing and being granted regulatory approval to be sold and marketed in the United States or elsewhere; results of any litigation, settlements and investigations; actions by third parties, including governmental agencies; global economic conditions; ability to effectively identify and enter new markets; governmental regulations; ability to retain management and field personnel; and other risk factors relating to the biopharmaceutical industry, as detailed from time to time in Acasti’s reports filed with the SEC and the CSA.

Investors should not place undue reliance on forward-looking statements. The forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current view of future performance, results, and trends. Such statements are made as of the date of this report, and, except to the extent otherwise required by applicable law, Acasti undertakes no obligation to update such statements after this date. In addition to those risks described above, risks and uncertainties that could cause our actual results to materially differ from those described are discussed in Acasti’s filings with the SEC (including those described in Item 1A of Acasti’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and Acasti’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, in each case under the heading “Risk Factors” and elsewhere in such filings).

Item 7.01. Regulation FD Disclosure.

On May 7, 2021, Acasti posted a corporate presentation to its website at https://www.acastipharma.com, which Acasti may use from time to time in communications or conferences. A copy of the corporate presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and in the investor presentation attached hereto as Exhibit 99.2, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that Acasti specifically incorporates it by reference.

Item 8.01. Other Events.

Attached as Exhibit 99.1 is a copy of the joint press release issued by Acasti and Grace on May 7, 2021 announcing the execution of the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 7, 2021, by and among Acasti, Grace and MergerCo
10.1	Form of Voting Agreement by and between Acasti and each of the Specified Grace Stockholders
99.1	Press release issued by Acasti Pharma Inc. on May 7, 2021
99.2	Corporate presentation

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACASTI PHARMA INC.

Date: May 7, 2021	By:	/s/ Jan D’Alvise
Jan D’Alvise
Chief Executive Officer